Exhibit 99.2

ChromaDex® Announces Deal For Its Recently Launched

Niagen™ Nicotinamide Riboside With Thorne Research

- Thorne Research to Market Niagen™ to the Healthcare-Practitioner Channel-

- ChromaDex’s Niagen™ is the First and Only Commercially Available Nicotinamide Riboside –

IRVINE, Calif. – July 8, 2013 – ChromaDex Corp.® (OTCBB: CDXC) (“ChromaDex” or the “Company”), an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical industries, today announced a three-year marketing deal worth at least $3.5 million with Thorne Research Inc. for ChromaDex’s recently launched Niagen™, its novel, patented branded nicotinamide riboside (NR) ingredient.

Under the terms of the agreement, Thorne Research receives marketing rights for Niagen™ for use in nutritional supplements exclusively for the direct to healthcare-practitioner channel in the United States and Canada. ChromaDex will receive a royalty on sales of Thorne Research products that will contain Niagen™.  In addition, Thorne Research will collaborate with ChromaDex on future human clinical trials of Niagen™.

“Mitochondrial energy production is critical for efficient metabolism of fats and carbohydrates, weight management, athletic performance, cardiovascular health and neuroprotection,” said Robert Rountree, M.D., Chief Medical Officer of Thorne Research. “Research has shown that oral nicotinamide riboside, a compound naturally found in the diet, can significantly optimize mitochondrial function by increasing intracellular levels of NAD+. In addition to improving the overall redox state of the cell, an increase in NAD+ results in activation of SIRT1 and PGC-1alpha, cellular proteins that play a major role in mitochondrial biogenesis, glucose regulation and protection against age-related disease. Studies have shown that nicotinamide riboside increases muscle endurance, protects nerve cells from injury, improves insulin sensitivity, lowers serum cholesterol and limits diet-induced obesity. Nicotinamide riboside also represents the next generation of vitamin B3, providing the benefits of niacin but without the disturbing flush that impairs patient compliance.”

Paul Jacobson, CEO of Thorne Research, stated, “We believe Niagen™ is one of the most exciting new ingredients to be introduced in the nutritional supplement market in the past decade. We are thrilled to be the first manufacturer in our market sector to be able to incorporate this ingredient, and we plan on having a series of first-to-market products that incorporate Niagen™.”

Frank Jaksch, ChromaDex founder and CEO, stated, “Our recently announced launch of Niagen™ has resulted in numerous inquiries from leading companies in the nutritional supplement industry. We are proud to have Thorne Research, a highly regarded industry innovator, as our first channel partner for Niagen™, our branded nicotinamide riboside.”

ChromaDex’s Niagen™ has the potential to be a next-generation niacin (vitamin B3) and become a part of the portfolio of B-vitamin ingredients included in products serving multi-billion dollar markets such as multi-vitamins, nutraceuticals, weight-loss, energy drinks, sports nutrition, meal replacements, infant formula and food and beverage products.

Niagen™ is the first and only commercially available brand of NR. Over the past two years, ChromaDex has built a significant patent portfolio pertaining to NR by separately acquiring patent rights from Cornell University, Dartmouth College and Washington University. ChromaDex believes its patent rights create a significant and meaningful barrier to entry for would-be competitors in the NR market.

About Nicotinamide Riboside (NR):

Sometimes referred to as the "Miracle Molecule" or the "Hidden Vitamin," NR is found naturally in trace amounts in milk and other foods and is a more potent, no-flush version of niacin (vitamin B3).  The beneficial effects of NR in humans include increased fatty acid oxidation, increased mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blockage of muscle degeneration.

Published research has shown that NR is perhaps the most potent precursor to NAD+ in the mitochondria of animals. NAD+ is arguably the most important cellular co-factor for improvement of mitochondrial performance and energy metabolism. Mitochondria also play an important role in the aging process. It is hoped that by stimulating mitochondrial function with the NR molecule, scientists will see increased longevity as well as other health improvements. Researchers worldwide continue to make seminal discoveries in providing evidence for the unique properties of NR in neuroprotection, sirtuin activation, protection against weight gain on high-fat diets and improvement of blood glucose and insulin sensitivity.

A recent study by researchers at Weill Cornell Medical College and the Ecole Polytechnique Federale de Lausanne (Switzerland) found that mice on a high-fat diet fed NR gained 60 percent less weight than mice eating the same high-fat diet without NR. Moreover, unlike the mice not fed NR, none of the NR-treated mice had indications they were developing diabetes and they had improved energy and lower cholesterol levels, all with no side effects. The Swiss researchers were quoted as saying the effects of NR on metabolism "are nothing short of astonishing."

About Thorne Research:

Since 1984, Thorne Research has set the standard for exceptional quality manufacturing and formulation of premium hypoallergenic nutritional supplements available through licensed health-care practitioners. With more than 400 products, Thorne Research is recognized by health-care practitioners as a leader in providing nutritional supplements of the highest quality and purity.  Through recent acquisitions and joint ventures, Thorne Research now offers product lines that address the nutritional support of cancer patients, cognitive and brain health and cardiovascular health, in addition to a product line for high performance athletes; a comprehensive product line of organic, non-GMO skin-care products; and related supportive practice management programs.  With locations in Sandpoint, Idaho, and New York, New York, Thorne Research operates a state-of-the-art manufacturing facility and employs more than 250 people.  Further information on Thorne Research is available at www.thorne.com.

About ChromaDex®:

ChromaDex® is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as “phytochemicals”), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting).  The company provides seamless science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic, and pharmaceutical industries.  The ChromaDex ingredient technologies unit includes products backed with extensive scientific research and intellectual property.  Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G™, a natural black rice containing cyanidine-3-glucoside; PURENERGY™, a caffeine-pTeroPure co-crystal; nutraGac™, a gac fruit powder; curcumin; and Niagen™, its recently launched branded nicotinamide riboside, a novel next-generation B-vitamin.  To learn more about ChromaDex visit www.chromadex.com.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are forward-looking statements.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements involve risks and uncertainties, including but not limited to those relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, ability to protect our intellectual property rights, impact of any litigation or infringement actions brought against us, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

ChromaDex media inquiries: Beckerman PR Jerry Schranz 201-465-8020 jschranz@beckermanpr.com	Thorne Research, Inc., media contact: Berry & Co. Public Relations Andrea Coan 212-253-8881 acoan@berrypr.com

ChromaDex Investor Contact: The Del Mar Consulting Group, Inc. Robert B. Prag, President 858-794-9500 bprag@delmarconsulting.com or
Alex Partners, LLC Scott Wilfong, President 425- 242-0891 scott@alexpartnersllc.com

ChromaDex Company Contact: Laura Carney, Executive Assistant 949-419-0288 laurac@chromadex.com

Statements in this press release have not been evaluated by the Food and Drug Administration.  Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

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